                                                                 EXECUTION COPY

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                               SERVICING AGREEMENT



                                 By and Between



                           WASHINGTON MUTUAL BANK, FA
                                   (Servicer)


                                       and

                            LEHMAN BROTHERS BANK, FSB

                                     (Owner)




                           Dated as of January 1, 2001


                      Residential First Lien Mortgage Loans





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
                                TABLE OF CONTENTS

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                                                                                             Page


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ARTICLE 1. DEFINITIONS..........................................................................1


ARTICLE 2. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.......................................7

         Section 2.1.      Identification of Mortgage Loans; Servicer to Act as Servicer........7
         Section 2.2.      Liquidation of Mortgage Loans........................................8
         Section 2.3.      Collection of Mortgage Loan Payments.................................9
         Section 2.4.      Establishment of Account; Deposits in Account.......................10
         Section 2.5.      Permitted Withdrawals from the Account..............................11
         Section 2.6.      Establishment of Escrow Account; Deposits in Escrow Account; Escrow
                           Analysis............................................................12
         Section 2.7.      Permitted Withdrawals from the Escrow Account.......................12
         Section 2.8.      Payment of Taxes, Insurance and Other Charges.......................13
         Section 2.9.      Transfer of Accounts................................................13
         Section 2.10.     Maintenance of Hazard Insurance.....................................14
         Section 2.11.     Fidelity Bond; Errors and Omissions Insurance.......................15
         Section 2.12.     Title, Management and Disposition of Real Estate Owned..............15
         Section 2.13.     Application of Proceeds of Insurance to Repair or Restoration.......17
         Section 2.14.     Inspections.........................................................17
         Section 2.15.     Maintenance of Primary Mortgage Insurance Policies; Collections
                           Thereunder..........................................................17
         Section 2.16.     Monthly Advances by the Servicer....................................18
         Section 2.17.     Compliance With REMIC Provisions....................................19
         Section 2.18.     Owner to Cooperate; Release of Collateral Files.....................19

ARTICLE 3. PAYMENTS TO THE OWNER...............................................................20

         Section 3.1.      Distributions.......................................................20
         Section 3.2.      Reports.............................................................20
         Section 3.3.      Liquidation Reports.................................................22

ARTICLE 4. GENERAL SERVICING PROCEDURE; COVENANTS; REPRESENTATIONS AND
         WARRANTIES............................................................................22

         Section 4.1.      Assumption Agreements...............................................22
         Section 4.2.      Satisfaction of Mortgages and Release of Collateral Files...........23
         Section 4.3.      Servicing Compensation..............................................24
         Section 4.4.      Statements as to Compliance.........................................24
         Section 4.5.      Annual Independent Public Accountants' Servicing Report.............25
         Section 4.6.      Owner's Right to Examine Servicer Records, etc......................25
         Section 4.7.      Cooperation.........................................................25
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
         Section 4.8.      Consents and Approvals..............................................25

ARTICLE 5. THE SERVICER........................................................................26

         Section 5.1.      Indemnification; Third Party Claims.................................26
         Section 5.2.      Servicer Covenants; Merger or Consolidation of the Servicer.........26
         Section 5.3.      Limitation on Liability of the Servicer and Others..................27
         Section 5.4.      Servicer Not to Resign..............................................27
         Section 5.5.      Transfer of Servicing...............................................28
         Section 5.6.      Transfer of Mortgage Loans..........................................28
         Section 5.7.      Representations and Warranties of the Servicer......................29

ARTICLE 6. DEFAULT.............................................................................30

         Section 6.1.      Events of Default...................................................30
         Section 6.2.      Waiver of Defaults..................................................31
         Section 6.3.      Survival of Certain Obligations and Liabilities of the Defaulted
                           Servicer............................................................32

ARTICLE 7. TERMINATION.........................................................................32

         Section 7.1.      Termination of Agreement............................................32
         Section 7.2.      Termination of the Servicer.........................................32
         Section 7.3.      Termination Fee.....................................................32

ARTICLE 8. PASS-THROUGH AND WHOLE LOAN TRANSFER................................................33

         Section 8.1.      Pass-Through Transfers, Agency Transfers or Whole-Loan Transfers....33
         Section 8.2.      Designation of a Master Servicer....................................35

ARTICLE 9. MISCELLANEOUS PROVISIONS............................................................36

         Section 9.1.      Successor to the Servicer...........................................36
         Section 9.2.      Amendment...........................................................36
         Section 9.3.      Recordation of Agreement; Perfection of Security Interest; Further
                           Assurances..........................................................37
         Section 9.4.      Duration of Agreement...............................................37
         Section 9.5.      Governing Law.......................................................37
         Section 9.6.      General Interpretive Principles.....................................37
         Section 9.7.      Reproduction of Documents...........................................38
         Section 9.8.      Notices.............................................................38
         Section 9.9.      Severability of Provisions..........................................39
         Section 9.10.     Exhibits and Schedules..............................................39
         Section 9.11.     Counterparts; Successors and Assigns................................39
         Section 9.12.     Effect of Headings..................................................39
         Section 9.13.     Other Agreements Superseded.........................................39
         Section 9.14.     Nonsolicitation.....................................................39
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

                               SERVICING AGREEMENT


         This SERVICING AGREEMENT (this "Agreement") dated as of January 1, 2001, is between Washington Mutual Bank, FA, a savings association organized under the laws of the United States, in its capacity as servicer (the "Servicer"), and Lehman Brothers Bank, FSB, a savings bank organized under the laws of the United States, and its successors and assigns, in its capacity as owner (the "Owner").

                              PRELIMINARY STATEMENT

         WHEREAS, pursuant to that certain Mortgage Loan Purchase and Sale Agreement of even date herewith among WMBFA, Washington Mutual Bank fsb and Washington Mutual Bank, each as a seller (the "Sellers") and the Owner as purchaser (the "Purchase Agreement"), and in reliance upon the representations, warranties and covenants of the Servicer contained herein and of the Sellers contained in the Purchase Agreement, the Owner has agreed to purchase from the Sellers from time to time, and the Sellers have agreed to sell to the Owner from time to time, on a servicing-retained basis, certain residential, first lien mortgage loans; and

         WHEREAS, the Servicer has agreed to act as Servicer and, on behalf of each of the Sellers as agent and subservicer, to service such mortgage loans for the Owner from and after the purchase by the Owner of such mortgage loans; and

         WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of such mortgage loans;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.


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         Account: The account or accounts created and maintained pursuant to
Section 2.4 of this Agreement.

         Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

         Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to Mortgage Loans, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loans,
(iii) the requirements of the Owner as set forth in this Agreement and (iv) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         Defaulted Servicer: As defined in Section 6.1.

         Determination Date: The thirteenth (13th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the first Cut-off Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

         Due Period: The period beginning on the first day of any month and ending on the last day of such month.

         Eligible Account: An account or accounts maintained with a Qualified Depository.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.1.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 2.11.

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         Final Recovery Determination: With respect to any defaulted Mortgage
Loan or any REO Property, a determination made by the Servicer that all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

         Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

         Master Servicer: As defined in Section 8.2.

         Monthly Advance: The aggregate of the advances made by the Servicer on any Monthly Remittance Date pursuant to Section 2.16(a).

         Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the first Cut-off Date occurs.

         Moody's:  Moody's Investors Service, Inc. or any successor thereto.

         Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which, in the good faith judgment of the Servicer, will not be ultimately recoverable from Late Collections. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by an Officers' Certificate delivered to the Owner.

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         Officers' Certificate: A certificate signed by a Vice President or other authorized officer and by an Assistant Vice President or Assistant Secretary of the Servicer, and delivered to the Owner as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

         Owner: Lehman Brothers Bank, FSB, a savings bank organized under the laws of the United States, and any successor owner of any of the Mortgage Loans.

         Permitted Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody's in one of its two highest rating categories;

                  (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody's in one of its two highest rating categories; and

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P or Moody's in its highest short-term rating category.

         Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full, to the extent permitted by applicable law.

         Primary Mortgage Insurer: The named insurer under any Primary Mortgage Insurance Policy.

         Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section. In the event that more than one such rate is specified, "Prime" shall mean the greatest of such rates.


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         Principal Prepayment: Any payment or other recovery of principal in full ( a "Principal Prepayment in Full") or in part (a "Principal Prepayment in Part") of the then-outstanding principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received in advance of its scheduled Due Date (not including any prepayment charge or premium thereon), and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement among WMBFA, Washington Mutual Bank fsb and Washington Mutual Bank as the sellers and the Owner as the purchaser of even date herewith.

         Qualified Depository: (i) A depository, the long-term unsecured debt obligations of which are rated by Moody's or S&P (or a comparable rating agency) in one of its two highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository which insures the Account and the Escrow Account with insurance provided by the FDIC to the full extent allowed by the applicable law or (iv) or the Servicer, so long as the long-term unsecured debt obligations of the Servicer are rated not lower than "A2" by Moody's or "A-" by S&P.

         Reconstitution Agreements: The agreement or agreements entered into by the Owner, the Servicer (in its capacity as servicer and not as a Seller) Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 8.1, including, but not limited to, (i) a Fannie Mae mortgage selling and servicing contract, a pool purchase contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Agency Transfer, (ii) a purchase contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Agency Transfer, and (iii) a pooling and servicing agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and shall provide for servicing compensation to the Servicer (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, which compensations shall be equal to the greater of (a) the Servicing Fee due the Servicer in accordance with this Agreement and (b) the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant Reconstitution Agreement to be entered into by the Owner and/or Master Servicer or trustee and the Servicer with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Owner and the Servicer (giving due regard to any rating or master servicing requirements). Notwithstanding the next sentence, such form of Reconstitution Agreement shall contain (i) definition of the Qualified Depository or the Eligible Accounts or
(ii) the provisions governing insuring the funds in the Account and/or the Escrow Account with insurance provided by the FDIC or sweeping of the funds in the Account and/or the Escrow Account, in each case as reasonably required by the rating agency rating securities issued pursuant to such Pass Through Transfer or Agency Transfer. The representations and warranties and servicing provisions contained in any form of Reconstitution Agreement shall be substantially similar to those contained in this Agreement and shall not contain any obligations (i) materially more onerous on the Servicer than or expand in any material respect the duties of or liabilities of the Servicer from those contained herein or (ii) that increase the expenses of the Servicer, unless otherwise mutually agreed by all parties thereto.


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         Reconstitution Date: The date or dates on which any or all of the
Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 8.1 hereof. On such date or dates, such transferred Mortgage Loans shall cease to be covered by this Agreement and the Servicer's servicing responsibilities (but not its obligations as Seller under the Purchase Agreement) shall cease under this Agreement with respect to such transferred Mortgage Loan.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as in effect from time to time.

         REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         Servicer's Information: As defined in Section 8.1(a).

         Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (iv) compliance with the obligations of this Agreement, including without limitation under Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15.

         Servicer: Washington Mutual Bank, FA, a savings association organized under the laws of the United States, or its permitted successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the applicable Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly in accordance with Section 4.3 and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

         Capitalized terms which are used herein but not otherwise defined shall have the meaning provided in the Purchase Agreement except to the extent that the context indicates otherwise.

                                   ARTICLE 2.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 2.1. Identification of Mortgage Loans; Servicer to Act as Servicer

                  (a) >From each Cut-off Date, the Servicer, as independent contract servicer, shall commence servicing and administering on behalf of the Owner the Mortgage Loans purchased by the Owner on the related Closing Date. The commencement of such servicing shall be evidenced by the related Acknowledgement Agreement executed by the Servicer and the Owner. Such servicing shall be in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including but not limited to all action permitted or required to be taken under any related Primary Mortgage Insurance Policy. In servicing and administering the Mortgage Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this Agreement. The Servicer shall at all times act in the best interests of the Owner in performing hereunder. The persons authorized to act on behalf of the Servicer are identified in Exhibit B hereto, as such Exhibit may be updated from time to time by the Servicer.

                  (b) The documents comprising the Collateral File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer pursuant to the terms hereof, together with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Collateral File and each Credit File and all related documents which come into the possession of the Servicer and are so held by the Servicer shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and Credit File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.


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

                  (c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Owner; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the Maturity Date with respect to such Mortgage Loan. If any such modification permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Monthly Remittance Date in any month immediately following the month in which any such principal or interest payment has been deferred, deposit in the Account from its own funds the difference between (a) such month's principal and interest at the Net Rate on the Unpaid Principal Balance of such Mortgage Loan and the (b) the amount actually paid by the Mortgagor with respect to such month's principal and interest. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  (d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable law and (iii) Acceptable Servicing Procedures. The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. The Servicer shall execute and deliver all appropriate notices required by (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable laws and (iii) Acceptable Servicing Procedures regarding such Mortgage Interest Rate adjustments and Monthly Payment adjustments. If the Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's Monthly Payment for so long as such shortage continues. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan.

         Section 2.2. Liquidation of Mortgage Loans

         In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer will proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Owner.


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

         Notwithstanding the foregoing provisions of this Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgage-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has either (x) obtained the written consent of the Owner or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
2.2 shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account.

         If the Servicer has (i) determined that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property or (ii) obtained the written consent of the Owner, in each case as described above, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner (or as otherwise directed by the Owner). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account.

         Section 2.3. Collection of Mortgage Loan Payments

         Continuously from the first Closing Date until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums and all other charges that, as provided in any Mortgage, will become due and payable, to the end that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that the costs and expenses relating thereto would be Nonrecoverable Advances. The Servicer shall be entitled to be reimbursed from the Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation solely from the proceeds of the related Mortgage Loan.

         Section 2.4. Establishment of Account; Deposits in Account

                  (a) The Servicer shall establish and maintain one or more Accounts (collectively, the "Account") entitled "Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner." The Account shall be an Eligible Account, shall be established with an institution that is a Qualified Depository and shall be maintained as a segregated account separate and apart from any of the Servicer's own funds and general assets. The existence of any such Account shall be evidenced by (A) a certification in the form of Exhibit C attached hereto, in the case of an account established with the Servicer, or (B) a letter agreement in the form of Exhibit D attached hereto in the case of an account held by an institution other than the Servicer. In either case, a copy of such certification or letter agreement shall be furnished to the Owner on or prior to the first Closing Date and thereafter to any Owner upon request.

                  (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof) and on a daily basis, deposit in the Account and retain therein, the following payments and collections received or made by the Servicer subsequent to the related Cut-off Date :

                      (i) the principal portion of all Monthly Payments on the Mortgage Loans;

                      (ii) the interest portion of all Monthly Payments on the Mortgage Loans less the Servicing Fee and interest accruing at the Retained Yield Rate;

                      (iii) all Principal Prepayments in Part and Principal Prepayments in Full

                  (c) The Servicer shall, no later than 24 hours prior to the next Monthly Remittance Date following receipt thereof, deposit in the Account and retain therein the following payments and collections received or made by the Servicer subsequent to the related Cut-off Date:

                      (i) all Liquidation Proceeds;

                      (ii) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures;

                      (iii) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Acceptable Servicing Procedures;

                      (iv) any amount required to be deposited in the Account pursuant to Sections 2.1(c), 2.4(d), 2.10, 2.12(c), 2.12(e) or 4.2(b);

                      (v) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement and all amounts required to be deposited in connection with the substitution of any Qualified Substitute Mortgage Loan pursuant to the Purchase Agreement;

                      (vi) all Monthly Advances; and

                      (vii) with respect to each Principal Prepayment in Full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in Full, equals one month's interest on the amount of principal so prepaid at the Net Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (vii) in respect of any Monthly Remittance Date exceed the aggregate amount of the Servicer's total servicing compensation in the calendar month in which such deposits are required.

         (d) The Servicer may cause the funds on deposit from time to time in the Account maintained by such Servicer to be invested in Permitted Investments, which investments shall mature not later than the Business Day immediately preceding the applicable Monthly Remittance Date next following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all losses incurred in respect of any such investment by such Servicer, and the amount of any losses incurred in respect of any such investment shall be deposited in the Account by the Servicer out if its own funds, without reimbursement therefor, no later than 24 hours prior to the next Monthly Remittance Date.

         Section 2.5. Permitted Withdrawals from the Account

         The Servicer may, from time to time, withdraw funds from the Account for the following purposes:

                  (i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 3.1, and to pay itself any unpaid Servicing Fees and other servicing compensation in accordance with
Section 4.3;

                  (ii) to reimburse itself for any unreimbursed Servicing Advances or Monthly Advances made with respect to any Mortgage Loan; provided that the Servicer's right to reimburse itself pursuant to this clause (ii) is limited to amounts which represent payments of principal and/or interest received on the Mortgage Loan in respect of which such Servicing Advances were made, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loans;

                  (iii) to pay to itself any interest earned on funds deposited in the Account;

                  (iv) to make any payment or reimburse itself for any amount pursuant to Sections 2.12(c), 2.12(e) (only from the amounts in the Account deposited with respect to the related REO Property), 5.1(a) or 5.3;

                  (v) to reimburse itself for any Monthly Advance or Servicing Advance previously made which it has determined to be a Nonrecoverable Advance;.

                  (vi) if there shall be amounts deposited in error or there shall be amounts deposited in the Account not required to be deposited therein, including the Servicing Fee and other servicing compensation and any amount determined by reference to the Retained Yield Rate, to withdraw such amount from the Account any provision herein to the contrary notwithstanding; and

                  (vii) to clear and terminate the Account upon the termination of this Agreement in accordance with Article 7.

         Section 2.6. Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

                  (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, entitled "Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors." The Escrow Account shall be an Eligible Account and shall be established with an institution that is a Qualified Depository. The creation of any Escrow Account shall be evidenced by (A) a certification in the form of Exhibit E attached hereto, in the case of an account established with the Servicer, or (B) a letter agreement in the form of Exhibit F attached hereto, in the case of an account held by an institution other than the Servicer. In either case, a copy of such certification or letter agreement shall be furnished to the Owner on or prior to the first Closing Date and thereafter to any Owner upon request.

                  (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law) and on a daily basis, deposit in the Escrow Account and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose, without right of reimbursement therefor.

         Section 2.7. Permitted Withdrawals from the Escrow Account

         Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of taxes, assessments, water rates, insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections
2.8 and 2.10 with respect to the related Mortgage Loan, but only from amounts received on such Mortgage Loan which represent Late Collections, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account,
(vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Monthly Remittance Date, (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer or (ix) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 7.

         Section 2.8. Payment of Taxes, Insurance and Other Charges

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges, which are or may become a lien upon the Mortgaged Property, the status of Primary Mortgage Insurance premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance to make timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The Servicer shall effect payment of such charges in a manner consistent with Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage. Notwithstanding anything herein to the contrary, if a tax lien is imposed on any Mortgaged Property and the taxing authority forecloses on such Mortgaged Property, the Servicer shall repurchase the related Mortgage Loan pursuant to procedures set forth in Section 3.3 of the Purchase Agreement.

         Section 2.9. Transfer of Accounts

         The Servicer may from time to time transfer the Account or the Escrow Account to a different depository institution, provided that each such account shall be and remain an Eligible Account.

         Section 2.10. Maintenance of Hazard Insurance

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan or (ii) the Unpaid Principal Balance of the Mortgage Loan (so long as it equals 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is then available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan or
(iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on REO Property (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property,
(y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Acceptable Servicing Procedures whether (i) for the restoration or repair of the Mortgaged Property, subject to the related Mortgage, (ii) for release to the Mortgagor in accordance with Acceptable Servicing Procedures or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Account, as provided in Section 2.4(c). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that have a rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.

         If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material adverse effect on the value of the Mortgaged Property as security.

                  (b) In the event that the Servicer, as servicer for the benefit of the Owner, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Mortgage Loans, insuring against loss to the Owner as mortgagee from damage to the Mortgaged Property on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the aggregate outstanding principal balance of the Mortgage Loans without coinsurance and otherwise complies with the requirements of Section 2.10(a), the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a), it being understood and agreed that such blanket policy may contain a deductible clause not to exceed $10,000; provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Account, as provided in Section 2.4(c), out of the Servicer's own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under such blanket policy. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

         Section 2.11. Fidelity Bond; Errors and Omissions Insurance

         The Servicer shall maintain, at its own expense, with responsible companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

         Section 2.12. Title, Management and Disposition of Real Estate Owned

                  (a) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Owner or, in the event the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located or would be adversely affected under the "doing business" or tax laws of such state by so holding title, in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner. The Servicer shall provide written notice to the Owner after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

                  (b) The Servicer, shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same within three years after such Mortgaged Property becomes an REO Property (and may temporarily rent the same for a period not to exceed one year) on such terms and conditions as the Servicer deems to be in the best interests of the Owner.

                  (c) The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Account no later than 24 hours prior to the next Monthly Remittance Date following receipt thereof. The Servicer may use all such revenues and, if any thereof have been deposited in the Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall use commercially reasonable efforts to dispose of the REO Property promptly and in any event no later than within two years after title has been taken to such REO Property.

                  (d) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

                  (e) The Servicer shall undertake to sell the REO Property at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The proceeds of sale of the REO Property shall be deposited in the Account no later than 24 hours prior to the next Monthly Remittance Date following receipt thereof. Out of the sale proceeds of any REO Property, the Servicer shall pay the expenses of such sale and shall reimburse itself for any related unpaid Servicing Fees, unpaid REO management fees and unreimbursed Servicing Advances and Monthly Advances. If the sale proceeds have been deposited in the Account, the Servicer may withdraw from the Account the amounts necessary to make such payments and reimbursements. The Servicing Fee shall continue to accrue during the period while the Servicer manages the REO Property.

                  (f) Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Owner shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

                  (g) The Owner hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this Section 2.12, in each case as fully as the Owner might or could do. The Owner ratifies and confirms all that the Servicer, as such attorney-in-fact, shall lawfully do or cause to be done by authority hereof. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Owner shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

         Section 2.13. Application of Proceeds of Insurance to Repair or Restoration

         The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor toward the restoration or repair of the related property in a manner, and shall otherwise take such actions in connection with such restoration and repair, as shall be consistent with Acceptable Servicing Procedures.

         Section 2.14. Inspections

         The Servicer shall conduct inspections of Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections. If any Mortgage Loan is more than 60 days delinquent, the Servicer shall promptly inspect the Mortgaged Property and shall conduct subsequent inspections consistent with Acceptable Servicing Procedures.

         Section 2.15. Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

         The parties acknowledge that, as of any Closing Date, not all Mortgage Loans purchased on such Closing Date are covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are covered by Primary Mortgage Insurance on the related Closing Date or subsequently become covered by Primary Mortgage Insurance, the provisions set forth below shall apply.

                  (a) The Servicer shall maintain in full force and effect any Primary Mortgage Insurance Policy covering a Mortgage Loan serviced by the Servicer. The Servicer shall cause the premium for any such Primary Mortgage Insurance Policy to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the related Closing Date. The Servicer shall not take any action or fail to take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  (b) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.

         Section 2.16. Monthly Advances by the Servicer

                  (a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Account an amount (the "Monthly Advance") equal to all payments not previously advanced by the Servicer of principal (due after the related Cut-off Date) and interest at the Net Rate not allocable to the period prior to the related Cut-off Date, which were due on a Mortgage Loan during the related Due Period and which were delinquent at the close of business on the related Determination Date whether or not deferred.

         In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 2.5.

                  (b) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) a Final Recovery Determination in connection with such Mortgage Loan or (ii) the last Monthly Payment due prior to the payment in full of such Mortgage Loan; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 2.17. Compliance With REMIC Provisions

         If the Servicer has received written notice from the Owner that a REMIC election has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 2.18. Owner to Cooperate; Release of Collateral Files

         If from time to time, and as appropriate to perform servicing activities as set forth in this Agreement with respect to any Mortgage Loan, the Servicer shall require the use of any Collateral File (or any portion thereof), the Custodian shall release such Collateral File (or any portion thereof) to the Servicer upon the terms and within the time periods specified in the Custodial Agreement, which Custodial Agreement shall be assigned by the Owner to the Servicer on the first Closing Date. If the Custodial Agreement does not apply or if the Custodian fails to deliver any Collateral File (or any portion thereof) to the Servicer as provided in the Custodial Agreement, the Owner, within five
(5) Business Days of the written request of the Servicer in the form of Exhibit A hereto (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder), shall release or shall cause the Custodian to release such Collateral File (or portion thereof) to the Servicer. Within five (5) Business Days of the Servicer's request therefor (or, if the Servicer notifies the Owner of an exigency, within such shorter period as is reasonable under the circumstances), the Owner shall execute and deliver to the Servicer, in the form supplied to the Owner by the Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and Mortgage and the defense of any legal action or counterclaim filed against the Owner or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Owner pursuant to the power of attorney granted pursuant to Section 2.12(g).

                                   ARTICLE 3.

                              PAYMENTS TO THE OWNER

         Section 3.1. Distributions

         On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts credited to the Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Account pursuant to Section 2.5 and minus (i) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Monthly Remittance Date, minus (ii) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date and plus (iii) all amounts, if any, the Servicer is obligated to deposit in the Account pursuant to Section 2.16.

         All distributions made to the Owner on each Monthly Remittance Date will be made to the Owner of record, based on the Mortgage Loans owned and held by the Owner. All distributions shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner. Distributions on each Monthly Remittance Date may be made by not more than two (2) wire transfers or two checks, as the case may be.

         With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Owner will send written notice thereof to the Servicer. The Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to Prime plus three percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Owner to notify the Seller of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 3.2. Reports

                  (a) On or before the 10th of each month, the Servicer will provide to the Owner or its designee a computer tape or electronically transmitted data file containing the data with respect to the Monthly Remittance Date as set forth below (or such other information as may be agreed upon by the parties or as may be required by Fannie Mae guides):

                      (i) mortgage loan number;

                      (ii) scheduled balance;

                      (iii) actual balance;

                      (iv) due date;

                      (v) statement of remittances;

                      (vi) statement of prepaid accounts;

                      (vii) statement of curtailments;

                      (viii) statement of current Prepayments in Full;

                      (ix) upon request, statement of delinquents, and a detailed delinquency report on all Mortgage Loans more than 30 days delinquent;

                      (x) upon request, foreclosure status (including bankruptcy);

                      (xi) statement of loans added, if any;

                      (xii) the amount of the aggregate remittance on such Monthly Remittance Date allocable to principal;

                      (xiii) the amount of the aggregate remittance on such Monthly Remittance Date allocable to interest; and

                      (xiv) the aggregate amount to be remitted to the Owner on such Monthly Remittance Date.

         The Servicer may submit the foregoing information in two (2) separate reports, one relating to Mortgage Loans sold by WMBFA and one relating to Mortgage Loans sold by Washington Mutual Bank and/or Washington Mutual Bank fsb.

                  (b) Upon reasonable advance notice in writing, the Servicer shall provide to any Owner which is a savings and loan association, a bank, an insurance company or other regulated or supervised entity reports and access to information and documentation regarding the Mortgage Loans and the transactions contemplated hereby sufficient to permit the Owner to comply with the applicable regulations of relevant regulatory or supervisory authorities with respect to its investment in the Mortgage Loans and Owner's internal and third-party audit requirements. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided to the Owner pursuant to any requirements of the Internal Revenue Code as from time to time are in force. The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

         Section 3.3. Liquidation Reports

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

         Section 3.4. Due Dates Other Than the First of the Month

         The Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 3.4. Any payment due on a day other than the first day of a month shall be considered due on the first day of the month in which that payment is due as if such payment were due on the first day of such month. For example, a payment due on August 15 shall be considered to be due on August 1 of the same month. With respect to Mortgage Loans permitting semi-annual amortization of principal, the Servicer shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule.

                                   ARTICLE 4.

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Assumption Agreements

                  (a) The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause or (ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the Servicer's discretion, which shall be in the best interests of the Owner, to prepare a substitution of liability agreement to be entered into by the Owner and the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that the Servicer shall enter into such substitution of liability agreement only if the purchaser of the Mortgaged Property satisfies the underwriting criteria of the applicable Seller then in effect and has a credit risk rating at least equal to that of the original Mortgagor. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement, the entire amount of such fee may be retained by the Servicer as additional servicing compensation. The Servicer shall be responsible for recording any assumption or substitution of liability agreement.

                  (b) The Servicer shall follow Acceptable Servicing Procedures (including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall for all purposes be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

                  (c) For purposes of this Section 4.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 4.2. Satisfaction of Mortgages and Release of Collateral Files

                  (a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Owner of such event.

                  (b) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon becoming aware of the foregoing, shall remit to the Owner the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Account pursuant to Section 2.4(c). The Owner shall assign the related Mortgage and endorse the related Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the Fidelity Bond as provided for in Section 2.11 protecting and insuring the Servicer against, losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

                  (c) If the Custodial Agreement does not apply or if the Custodian fails to deliver to the Servicer the Collateral File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this Section 4.2, the Owner shall, within five (5) Business Days following receipt of any request from the Servicer deliver or cause to be delivered to the Servicer all or any portion of such Collateral File. In addition, if any Mortgage Loan has been paid in full and, pursuant to Section 2.2(b) of the Purchase Agreement, the Owner has recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the Servicer shall advise the Owner accordingly and shall use its best efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Owner shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Collateral File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

                  (d) No expense incurred in connection with any instrument of satisfaction or deed or reconveyance shall be chargeable to the Account or the Owner.

         Section 4.3. Servicing Compensation

         As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicer's Servicing Fee and, if applicable, interest accruing at the Retained Yield Rate from the gross amount of interest payments on each Mortgage Loan which are actually received by the Servicer with respect thereto. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, other related administrative fees, late payment charges, prepayment charges and other similar types of ancillary fees and charges which are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Account pursuant to the terms of this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely, from the interest portion of the Monthly Payments collected by the Servicer. For defaulted Mortgage Loans, the Servicer shall be entitled to the Servicing Fee from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect to such Mortgage Loan.

         Section 4.4. Statements as to Compliance

         The Servicer will deliver to the Owner, on or before April 30th of each year, an Officers' Certificate for the prior fiscal year ending December 31, beginning with the fiscal year ending December 31, 2000, stating that (i) the Servicer has fully complied with the provisions of this Agreement, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such supervision of the officers signing such Officers' Certificate and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default. In addition, the Servicer will deliver to the Owner, upon request by the Owner, one additional compliance certificate in any fiscal year. If the Servicer learns of the enactment or promulgation of any federal, state or local law or regulation applicable to the Servicer or the Servicer's business that may materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement, the Servicer shall include in the next Officers' Certificate to be delivered in accordance with this provision a notice to such effect, identifying such law or regulation and the manner in which such law or regulation may have such effect. The Officers' Certificate shall also include, if not prohibited by law or government regulation, copies of any notices received from any federal or state regulatory agencies relating to an order, ruling, statute or other law or information which might materially and adversely affect the ability of such Servicer to perform its obligations under this Agreement.

         Section 4.5. Annual Independent Public Accountants' Servicing Report

         On or before April 30th of each year, beginning April 30, 2001, Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the mortgage servicing operations of the Servicer and that such firm is of the opinion that on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

         Section 4.6. Owner's Right to Examine Servicer Records, etc.

         The Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, (a) to examine and audit the Servicer's books of account, records, reports and other papers relating to
(i) the performance by the Servicer of its obligations and duties under this Agreement or (ii) the Mortgage Loans, (b) to make copies and extracts therefrom and (c) to discuss the affairs, finances, and accounts of the Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

         Section 4.7. Cooperation

         The Servicer and the Owner shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

         Section 4.8. Consents and Approvals

         The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Owner and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Owner.

                                   ARTICLE 5.

                                  THE SERVICER

         Section 5.1. Indemnification; Third Party Claims

                  (a) The Servicer agrees to indemnify and hold harmless the Owner against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 8.1; provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction in accordance with the written direction or consent of the Owner, (ii) any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Section 2.18 or 4.2(c) or (iii) any action or inaction resulting from the Owner's failure to comply with Section 5.1(b). The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim. The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (i) is related to the Servicer's obligations to indemnify the Owner pursuant hereto, (ii) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (iii) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

                  (b) With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage and the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall send a copy of such notice to the Servicer immediately in accordance with the provisions of Section 9.8. The Owner agrees that the Servicer shall have no liability to the Owner for the Owner's failure to comply with the provisions set forth in this paragraph.

         Section 5.2. Servicer Covenants; Merger or Consolidation of the
Servicer

                  (a) The Servicer covenants that, subject to Section 5.2(b), it will keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  (b) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving person shall be an institution (i) having a net worth of not less than $25,000,000 and (ii) being a Fannie Mae or Freddie Mac approved servicer in good standing.

         Section 5.3. Limitation on Liability of the Servicer and Others

         The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner (a) for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, (b) for errors in judgment, (c) for any action or inaction in accordance with the written direction or consent of the Owner, (d) for any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Section
2.18 or 4.2(c) or (e) for any action or inaction resulting from the Owner' failure to comply with Section 5.1(b); provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or consent of the Owner) or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(a), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which may involve it in any expense or liability; provided, however, that the Servicer may, with the written consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner will be liable and the Servicer shall be entitled to be reimbursed therefor from the Account unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

         Section 5.4. Servicer Not to Resign

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until the Servicer receives a prior written consent of the Owner or until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section. Without in any way limiting the generality of this Section 5.4 or
Section 5.5, if the Servicer either shall assign this Agreement or the servicing hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, in any case in contravention of this Agreement, the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 6.1, without the payment of the fee specified in Section 7.3.

         Section 5.5. Transfer of Servicing

         The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this Agreement or any of the servicing rights or obligations hereunder except (a) subject to Section 5.2(b), in connection with a merger or consolidation or (b) with the prior written approval of the Owner which shall not be unreasonably withheld or delayed.

         Section 5.6. Transfer of Mortgage Loans

         The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to any Mortgage Loans that have been assigned pursuant to Section 6.1(a) of the Purchase Agreement. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.2 of this Agreement. In any such case, all references to the Owner shall be deemed to include its such assignee or designee. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans and the Owner as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption.

         The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan permitted under the Purchase Agreement, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee, and the previous Owner shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by the Owner and arise after the date of such sale.

         Section 5.7. Representations and Warranties of the Servicer

         The Servicer hereby represents and warrants to the Owner as of each Closing Date with respect to itself and with respect to the Mortgage Loans purchased and sold on such Closing Date pursuant to the Purchase Agreement and the related Assignment and Conveyance as follows:

                  (a) The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located, if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each Mortgage Loan in accordance with this Agreement. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

                  (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been or will, prior to the date of this Agreement, be obtained.

                  (c) The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and will not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

                  (d) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, is in the Servicer's judgment, likely to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or which would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein or therein, or which would be likely to impair materially the ability of the Servicer to perform its obligations hereunder or thereunder.

                  (e) The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac.

                  (f) The Servicer acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing services hereunder and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                                   ARTICLE 6.

                                     DEFAULT

         Section 6.1. Events of Default

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                      (i) any failure by the Servicer to remit to the Owner within three (3) Business Days when due any payment required to be made under the terms of this Agreement; or

                      (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of forty-five (45) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30)) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                      (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

                      (iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

                      (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                      (vi) the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing; or

                      (vii) the Servicer shall fail to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located;

                      (viii) the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement;

                      (ix) the Servicer shall fail to maintain a minimum net worth of $25,000,000;

                      (x) any representation or warranty of the Servicer contained in Section 5.7 shall be untrue in any material respect as of the related Closing Date; or

                      (xi) the Servicer shall sell or otherwise dispose of all or substantially all of its property or assets, other than in the ordinary course of business.

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement pursuant to Section 7.2 and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and deliver to a successor any and all documents and other instruments, place in such successor's possession or control all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five (45) Business Days following the Owner's request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Defaulted Servicer to the Account or the Escrow Account, and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

         Section 6.2. Waiver of Defaults

         The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise specified in the waiver and except if the Defaulted Servicer shall fail to comply with the terms, if any, set forth in the waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

         Section 6.3. Survival of Certain Obligations and Liabilities of the Defaulted Servicer

         The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Section 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination. Any cause of action against the Defaulted Servicer relating to or arising out of the breach of its obligations under this Agreement shall accrue upon (i) discovery of such Breach by the Defaulted Servicer or notice thereof by the Owner to the Defaulted Servicer, (ii) failure by the Defaulted Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Defaulted Servicer by the Owner for compliance with this Agreement.

                                   ARTICLE 7.

                                   TERMINATION

         Section 7.1. Termination of Agreement

         This Agreement shall terminate upon either (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (ii) the mutual consent of the parties in writing.

         Section 7.2. Termination of the Servicer

         The Owner may, at its sole option, following an Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Owner, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Owner's option, to the Owner, its designee or a third party purchaser, and the Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this Agreement until the Owner gives the Servicer notice of the transfer.

         Section 7.3. Termination Fee

                      In connection with any termination of the rights of the Servicer (in whole or in part) pursuant to clause (ii) of Section 7.1 or Section 8.2, the Owner shall pay the Servicer (as agreed upon by the Owner and the Servicer) a termination fee equal to the fair market value of the rights of the Servicer under this Agreement at the time of termination. If the Servicer and the Owner are unable to agree on the fair market value of the terminated servicing rights within 30 days after receipt by the Servicer of the termination notice, such termination fee shall be determined within 30 days thereafter by an investment banking firm of national standing with principal offices in New York City as shall be selected by and be acceptable to the Servicer and the Owner. If the parties are unable to agree on a sole investment banking firm, the Servicer shall select an investment banking firm and the Owner shall select an investment banking firm, and those two investment banking firms shall select a third investment banking firm, which third investment banking firm shall determine such termination fee. The determination of such investment banking firm shall be final and binding upon the Servicer and the Owner.

                                   ARTICLE 8.

                      PASS-THROUGH AND WHOLE LOAN TRANSFER


         Section 8.1. Pass-Through Transfers, Agency Transfers or Whole-Loan Transfers

                      (a) The Owner and the Servicer agree that in connection with any Whole Loan Transfer, Agency Transfer or Pass-Through Transfer permitted under Section 6.1(a) of the Purchase Agreement, the Owner, in its sole discretion may (i) assign its rights under this Agreement with respect to the Mortgage Loans subject to such Whole Loan Transfer, Agency Transfer or Pass-Through Transfer or (ii) subject to Section 7.3, terminate this Agreement with respect to the Mortgage Loans subject to such Whole Loan Transfer, Agency Transfer or Pass-Through Transfer.

         The Servicer shall cooperate with the Owner in connection with each Whole Loan Transfer, Agency Transfer or Pass-Through Transfer permitted under
Section 6.1(a) of the Purchase Agreement. In connection therewith, the Servicer shall provide the Owner with any and all information and appropriate verification of information in its possession or control and, to the extent any such information is in the possession or control of any third party, shall use its best efforts to cause such third party to provide such information, including opinions of counsel, letters from auditors and certificates of public officials or officers of the Servicer as may reasonably be necessary in order to effect any permitted Whole Loan Transfer, Agency Transfer or Pass-Through Transfer. In addition, in connection with each permitted Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, upon the request of the Owner, the Servicer shall provide an Officers' Certificate to the effect that the representations and warranties made by the Servicer in Section 5.7 are true and correct as of the date of such certificate. The information required to be supplied pursuant to this Section 8.1 will be that which is customary for public, rated transactions for the issuance of mortgage pass-through certificates. The Servicer acknowledges that any permitted Whole Loan Transfer, Agency Transfer or Pass-Through Transfer will require the disclosure of the Servicer's servicing procedures and the loss and delinquency experience of the Servicer's portfolio of serviced mortgage loans as part of a prospectus supplement or similar disclosure document (the information referred to in this sentence being, "Servicer's Information"). The Owner shall provide the Servicer with all drafts of the applicable Servicer's Information when produced and shall revise the Servicer's Information in accordance with the Servicer's comments.

         In connection therewith, the Servicer shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any draft of a Reconstitution Agreement which period of time shall be sufficient for the Servicer and its respective counsel to review such Reconstitution Agreement, but such period shall not exceed fifteen (15) Business Days after such receipt, provided, however, that the Servicer shall be afforded a reasonable opportunity to negotiate in good faith the terms of such Reconstitution Agreement and such Reconstitution Agreement shall be reasonably acceptable to the Servicer as provided in the definition of the "Reconstitution Agreement" in Article 1, and
(b) deliver such Reconstitution Agreement to Fannie Mae, Freddie Mac, the trustee or a third party purchaser, as the case may be, a party to such Reconstitution Agreement and/or the Purchaser.

         In the event the Owner has elected to have the Servicer hold record title to the Mortgages, prior to a Reconstitution Date, the Servicer or its designee shall prepare an Assignment of Mortgage in blank from the Servicer, acceptable to Fannie Mae, Freddie Mac, the trustee or a third party purchaser, as the case may be, for each Mortgage Loan that is part of an Agency Transfer or Pass-Through Transfer. The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party purchaser, as the case may be, upon the Servicer's receipt thereof from the applicable recording office. Additionally, the Servicer shall prepare and execute, at the direction of the Owner, any Mortgage Note endorsements in connection with any and all Reconstitution Agreements.

         All Mortgage Loans not sold or transferred pursuant to an Agency Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Owner pursuant to the terms of such Agency Transfer or Pass-Through Transfer, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Notwithstanding anything herein to the contrary, the Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Servicer in connection with any Whole Loan Transfer, Agency Transfer or Pass-Through Transfer.

                  (b) The Servicer will (i) indemnify and hold harmless the transferee under any permitted Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, the Owner and each person, if any, who controls the transferee, if any, or the Owner within the meaning of the Securities Act of 1933, as amended (an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in the Servicer's Information included in the prospectus or the prospectus supplement or other disclosure document prepared in connection with any permitted Whole Loan Transfer, Agency Transfer or Pass-Through Transfer or (y) arise out of or are based upon the omission to state in the Servicer's Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. The Servicer agrees to execute an indemnification agreement in connection with any Whole Loan Transfer, Agency Transfer or Pass-Through Transfer containing the foregoing indemnity.

         Section 8.2. Designation of a Master Servicer

         Notwithstanding anything to the contrary contained in this Agreement, the Owner shall have the right, in its sole discretion, upon 30 days' prior written notice to the Servicer, to appoint and designate a master servicer (the "Master Servicer"), as master servicer of Mortgage Loans. The Owner hereby appoints and designates Aurora Loan Services, Inc. as the Master Servicer, and the parties hereby waive the 30 days' prior written notice requirement with respect to such appointment and designation. Upon receipt of written notice of such appointment, the Servicer shall promptly execute a servicing agreement (a "Master Servicing Agreement"), if requested by the Master Servicer, to service the Mortgage Loans for the Master Servicer in accordance with the Master Servicer's requirements as set forth in the Master Servicer's servicing guide; provided, however, that the Servicer shall be under no obligation to execute any Master Servicing Agreement unless the obligations and duties of the Servicer as a subservicer thereunder are not materially different from the obligations and duties of the Servicer hereunder. If the Master Servicer does not request the Servicer to execute a Master Servicing Agreement, the Servicer shall service the Mortgage Loans in accordance with this Agreement. The Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of the Master Servicing Agreement (or this Agreement if the Servicer and the Master Servicer have not entered into a Master Servicing Agreement) and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Master Servicing Agreement.

         Upon such appointment, the Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the "Owner" hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Owner's designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the same.


         The Servicer shall service the applicable Mortgage Loans in accordance with the Master Servicing Agreement and shall treat the Master Servicer as "Owner" hereunder until the Servicer receives written notice from the Owner that the Owner has terminated the Master Servicer. Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and instead deal directly with the Owner. From and after the receipt of such notice of termination of the Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no further effect to the Master Servicing Agreement.


                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

         Section 9.1. Successor to the Servicer

                  (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1 or 7.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties, and liabilities under this Agreement pursuant to Section 7.2. In the event that the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to any of the foregoing Sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement.

                  (b) The Servicer shall promptly deliver to its successor (i) the funds in the Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Collateral Files and Credit Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  (c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

                  (d) Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances, Monthly Advances, Servicing Fees, interest at the Retained Yield Rate or other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

         Section 9.2. Amendment

         This Agreement may be amended from time to time by written agreement signed by both of the parties.


         Section 9.3. Recordation of Agreement; Perfection of Security Interest; Further Assurances

                  (a) To the extent necessary under applicable law to protect the interests of the Owner, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense.

                  (b) The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Owner.

         Section 9.4. Duration of Agreement

         This Agreement shall continue in existence and effect until terminated as herein provided. Except as otherwise provided herein, this Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Owner pursuant to a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer.

         Section 9.5. Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state.

         Section 9.6. General Interpretive Principles

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                      (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                      (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                      (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

                      (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this Rule shall also apply to Paragraphs and other subdivisions;

                      (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                      (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 9.7. Reproduction of Documents

         This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) all Closing Documents and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 9.8. Notices

         All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (x) in the case of any notice of an Event of Default, if mailed by registered mail, postage prepaid and (y) in the case of any other demand, notice, consent, waiver or other communication, if personally delivered, mailed by registered mail, postage prepaid, delivered by air courier or sent by telecopy to:

                      (i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

         Washington Mutual Bank, FA
         9475 Corbin Avenue (Mail Stop: N010206)
         Northridge, CA 91324
         Attention:  Gabe Barroso
         Telephone:  818-775-8407
         Telecopy:  818-775-2819

                      (ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

         Lehman Brothers Bank, FSB
         3 World Financial Center, 8th Floor
         New York, NY 10285
         Attention: Leslee Gelber
         Telephone: (212) 526-5861
         Telecopy: (212) 528-5128

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner.

         Notwithstanding the foregoing any demand, notice, consent, waiver or communication (other than those referred to in clause (x) above) may be given by any other means agreed to by the parties.

         Section 9.9. Severability of Provisions

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 9.10. Exhibits and Schedules

         The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 9.11. Counterparts; Successors and Assigns

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.4, 5.5, 6.1 and 7.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns. All references to the Owner under this Agreement shall be deemed to include its assignee or designee, where appropriate.

         Section 9.12. Effect of Headings

         The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 9.13. Other Agreements Superseded

         This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 9.14. Nonsolicitation

         The Servicer covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Servicer or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans) or (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Servicer to request the refinancing of the related Mortgage Loan.

         IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.



         SERVICER:

                                         WASHINGTON MUTUAL BANK, FA

                                         By:____________________________________


                                         Name: Michael Lash

                                         Title: First Vice President


         OWNER:

                                         LEHMAN BROTHERS BANK, FSB

                                         By:____________________________________

                                         Name: _________________________________


                                         Title: ________________________________

STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )


         This instrument was acknowledged before me on ______________________, 2000, by _____________________ as _________________________ of Washington
Mutual, FA.



                             ___________________________________________________
                             [Print Name]_________________________
                             NOTARY PUBLIC in and for the State of Washington, residing at _______________________________________
                             My commission expires _____________________________


STATE OF ________            )
                             ) ss.
COUNTY OF ______             )


         This instrument was acknowledged before me on ______________________, 2000, by _____________________ as _________________________ of Lehman Brothers
Bank, FSB.



                             ___________________________________________________
                             [Print Name]_________________________
                             NOTARY PUBLIC in and for the State of _________, residing at _______________________________________
                             My commission expires _____________________________

                                    EXHIBIT A

              FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


To:      [Name/Address of Owner]
         Attention:
                        ______________________________________
                        Telephone:    ________________________
                        Facsimile:    ________________________

         Re: Servicing Agreement dated as of January 1, 2001 (the "Servicing Agreement") between Lehman Brothers Bank, FSB (the "Owner") and Washington Mutual Bank, FA (the "Servicer")

         In connection with the administration of the Mortgage Loans that we service on your behalf pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.


Mortgagor's Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents:  (check one)

         _____    1.  Mortgage Loan paid in full. (The Servicer hereby
                      certifies that all amounts received in connection therewith have been credited to the Account as provided in the Servicing Agreement.)

         _____    2.  Mortgage Loan in foreclosure.

         _____    3.  Repurchase pursuant to the Servicing Agreement or the
                      Purchase Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Account.)

         _____    4.  Mortgage Loan liquidated by . (The Servicer hereby
                      certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Account pursuant to the Servicing Agreement.)

         _____    5.  Other (Explain):  _______________________________________

         If box 1, 2 or 3 above is checked, and if all or part of the Collateral File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

         If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your reception by signing in the space indicated below and returning this form.

                                            WASHINGTON MUTUAL BANK, FA



                                            By:    _____________________________

                                            Name:  _____________________________

                                            Title: _____________________________

Acknowledgment of Documents
returned to the Owner:

[_______________________________]

By:      _____________________________

Name:    _____________________________

Title:   _____________________________

Date:    _____________________________

                                    EXHIBIT B

                               SERVICING OFFICERS

                                    EXHIBIT C

                              ACCOUNT CERTIFICATION

                                                              January ___, 2001

         Washington Mutual Bank, FA (the "Servicer") hereby certifies that it has established an account meeting the requirements of Section 2.4 of the Servicing Agreement dated as of January 1, 2001, between the Owner and the Servicer named therein.

Title of account:               "Washington  Mutual Bank, FA, in trust for
                                Lehman Brothers Bank, FSB, as Owner, and any successor Owner."

Account Number:                 ______________________________________________

Address of office or
branch of the Servicer
at which Collection Account is
maintained:                     ______________________________________________
                                ______________________________________________
                                ______________________________________________


                                WASHINGTON MUTUAL BANK, FA


                                By:    _______________________________________
                                Name:  _______________________________________
                                Title: _______________________________________

                                    EXHIBIT D

                            ACCOUNT LETTER AGREEMENT


                                                             ___________, ____

To:
    __________________________
    __________________________
    __________________________
        (the "Depository")

         As the "Servicer" under the Servicing Agreement dated as of January 1, 2001, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Account pursuant to Section 2.4 of the Agreement, to be designated as "Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             ________________________________

                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

         The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.


                                        _____________________________________
                                        (Name of Depository)

                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

                                    EXHIBIT E

                          ESCROW ACCOUNT CERTIFICATION

                                                              January ___, 2001

         Washington Mutual Bank, FA (the "Servicer") hereby certifies that it has established an account meeting the requirements of Section 2.6 of the Servicing Agreement dated as of January 1, 2001, between the Servicer and the Owner named therein.

Title of account:                   "Washington Mutual Bank,
                                    FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors."

Account Number:            ________________________________________

Address of office or
branch of the Servicer
at which Escrow Account
is maintained:
                           _______________________________________

                           _______________________________________

                           _______________________________________


                                        WASHINGTON MUTUAL BANK, FA


                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

                                    EXHIBIT F

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                             __________, _____

To:      _____________________
         _____________________
         _____________________
           (the "Depository")

         As the "Servicer" under the Servicing Agreement dated as of January 1, 2001, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.6 of the Agreement, to be designated "Washington Mutual Bank, FA, in trust for Lehman Brothers Bank, FSB, as Owner, and any successor Owner, and certain Mortgagors." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                          ___________________________________


                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

         The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                          ___________________________________
                                          (Name of Depository)


                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

                                    EXHIBIT G

                            ACKNOWLEDGEMENT AGREEMENT

         The reference is made to that certain Servicing Agreement dated as of January 1, 2001, (the "Servicing Agreement") by and between Lehman Brothers Bank, FSB, a savings bank organized under the laws of the United States, and Washington Mutual Bank, FA, a savings association organized under the laws of the United States. On this ____ day of ____________, 200__, the Owner and the Servicer do hereby agree and acknowledge that the Mortgage Loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule attached as Exhibit A to that certain Assignment and Conveyance (the "Assignment and Conveyance") of even date herewith executed by the applicable Seller(s) are hereby made subject to the Servicing Agreement and on the date hereof the Servicer shall commence the servicing of such Mortgage Loans pursuant to the terms of the Servicing Agreement. The Owner and the Servicer agree and acknowledge that their respective rights and obligation relating to the servicing of the Mortgage Loans shall be governed by the Servicing Agreement.

                  With respect to the Mortgage Loans, the Closing Date and the Cut-off Date shall be the dates as set forth in the Assignment and Conveyance.

                  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Servicing Agreement. This Acknowledgment Agreement may be executed simultaneously in any number of counterparts, and each such counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        OWNER:
                                        LEHMAN BROTHERS BANK, FSB
                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________



                                        SERVICER:
                                        WASHINGTON MUTUAL BANK, FA
                                        By:    ______________________________
                                        Name:  ______________________________
                                        Title: ______________________________

                           DESCRIPTION OF ATTACHMENTS


Exhibit A         FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Exhibit B         Servicing Officers

Exhibit C         Account Certification

Exhibit D         Account Letter Agreement

Exhibit E         Escrow Account Certification

Exhibit F         Escrow Account Letter Agreement

Exhibit G         Acknowledgement Agreement